Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Friday, May 9, 2014

CONTACT:	Rob Swadosh The Dilenschneider Group 212-922-0900

INFUSYSTEM HOLDINGS, INC. ANNOUNCES RESULTS

OF 2014 ANNUAL MEETING OF STOCKHOLDERS

MADISON HEIGHTS, MI, May 9, 2014 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, announces the voting results of matters considered during the Company’s Annual Meeting of Stockholders held yesterday, May 8, in Madison Heights, MI.

Stockholders approved all proposals under consideration:

•	Elected six Directors to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting;

•	Adopted the InfuSystem Holdings, Inc. Employee Stock Purchase Plan;

•	Adopted the InfuSystem Holdings, Inc. Equity Plan;

•	Approved, by advisory vote, the compensation of named executive officers;

•	Ratified the appointment of BDO USA, LLP as the Company’s independent public accounting firm.

The Company also announced that the Board of Directors, including its newest member, Gregg O. Lehman, Ph.D., unanimously elected Ryan Morris to serve as Chairman of the InfuSystem Board. Mr. Morris had previously served as Executive Chairman.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.